Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-121910) and related Prospectus of Five Star Quality Care, Inc. of our report dated April 15, 2005, except for Note 9, as to which date is June 3, 2005, with respect to the consolidated financial statements of Gordon Health Ventures, LLC included in Five Star Quality Care, Inc.’s Current Report (Form 8-K/A) dated July 28, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

August 11, 2005